UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	June 7, 2005

GEORGIA-PACIFIC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

GEORGIA	001-03506	93-0432081

(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification Number)

133 PEACHTREE STREET, N.E., ATLANTA, GEORGIA	30303

(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(404) 652-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

           Georgia-Pacific Corp. (NYSE: GP) today said the tax-exempt status of two series of bonds issued to finance portions of the cost of solid waste disposal facilities at its Toledo, Ore., mill is being challenged by the Internal Revenue Service (IRS). The bonds, Series 157 and 168, were originally issued by the State of Oregon in 1995 in an aggregate amount of $54.8 million (the Series 168 bonds, which are no longer outstanding, were refunded by Series 187 bonds, which were issued in 1998). The bonds are currently included as Georgia-Pacific debt on its financial statements.

           Georgia-Pacific has carefully reviewed the use of the proceeds of these two bond issuances, and believes the bonds were issued in compliance with all applicable sections of the Internal Revenue Code and IRS regulations in effect at the time of issuance. The company understands the IRS has challenged bonds issued for similar purposes in states other than Oregon on behalf of other companies.

           The IRS has issued a proposed adverse determination (PAD) that interest on the Series 157 and Series 168 bonds is taxable. Georgia-Pacific's appeal of the PAD to the IRS Office of Appeals was closed without settlement. The company is continuing to work to reach an acceptable settlement with the IRS that would protect the interests of bondholders, and believes any amounts the company might be required to pay as part of any settlement would not be material.

           Georgia-Pacific also said that if the IRS issues a final determination that interest paid on the bonds is taxable, the company would be required to redeem the bonds at par. In addition, if no settlement is reached, the IRS may seek to tax the bondholders on the interest received by them.

           Georgia-Pacific also indicated the IRS has asked for information about other series of bonds issued to construct similar facilities at other Georgia-Pacific mills in states other than Oregon, and the company anticipates the IRS may challenge the tax-exempt status of some or all of those bonds as well. The company does not anticipate any settlement of claims the IRS may assert would have a material adverse effect on the company's results of operations or financial condition.

           Some of the matters discussed in this Form 8-K concerning future events or circumstances, including the tax-exempt status of the 1995 bonds, as well as other bonds issued in connection with construction of similar company facilities, any settlement with the IRS regarding such bonds and the amounts the company may be required to pay as part of any such settlement, constitute forward-looking statements and are based upon the company's current expectations and beliefs concerning such events or circumstances.  Forward-looking statements are only predictions.  Therefore, readers are cautioned not to place undue reliance on these forward-looking statements, which are based on information known today and speak only as of the date of this filing.  Actual events or circumstances may differ materially as a result of a number factors, many of which are outside the control of the company, including, among other things, the willingness of the IRS to enter into a settlement with the company on acceptable terms, if at all, actions that may be taken by the IRS regarding other bonds issued in connection with construction of similar company facilities, and the applicability to the company of IRS or court decisions involving bonds issued for similar purposes on behalf of other companies, which may establish precedents regarding the taxability of such bonds.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 7, 2005

GEORGIA-PACIFIC CORPORATION

		By:	/s/ DOUGLAS P. ROBERTO

		Name:	Douglas P. Roberto
		Title:	Secretary